Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of Wisconsin Energy Corporation listed below of our report dated February 6, 2001 relating to the financial statements as of December 31, 2000 and for each of the two years in the period ended December 31, 2000, which appears in this Form 8-K:
1.	Registration Statement on Form S-3 (Registration No. 333-34854) -- Stock Plus Investment Plan.

2.	Registration Statement on Form S-8 (Registration No. 333-86467) -- Employee Retirement Savings Plan.

3.	Registration Statements on Form S-8 (Registration Nos. 33-65225, 333-41104 and 333-65356) -- 1993 Omnibus Stock Incentive Plan.

4.	Registration Statement on Form S-8 (Registration No. 333-35800) -- Assumed WICOR 401(k) Plans.

5.	Registration Statement on Form S-8 (Registration No. 333-35798) -- Assumed WICOR Stock Options.

6.	Registration Statements on Form S-3 (Registration Nos. 333-56508 and 333-69592) -- Debt and Other Securities.

/s/PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
March 11, 2002